Exhibit 99.3

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

The following unaudited pro forma combined condensed financial statements were prepared using the acquisition method of accounting under U.S. generally accepted accounting principles, or GAAP, and give effect to the acquisition on December 30, 2019 of ScoutCam Ltd., an Israeli company (“ScoutCam” or the “Company”) by Intellisense Solutions Inc., a Nevada corporation (“Intellisense”) (the “Transaction”).

Since Intellisense is a nonoperating public shell corporation and does not meet the definition of a business under ASC 805, “Business Combinations”, ScoutCam will be treated as the accounting acquirer and as such, ScoutCam’s assets and liabilities will be recorded at their precombination carrying amounts and the historical operations that are reflected in the carve-out financial statements. Intellisense’s assets and liabilities will be recognized at their fair values as of the transaction date, and consolidated with the assets, liabilities and results of operations of the Company after the consummation of the Transaction.

The following unaudited pro forma combined condensed statements of operations for the year ended December 31, 2018 and the nine months ended September 30, 2019 reflects the Transaction as if the event had occurred and became effective on January 1, 2018. The unaudited pro forma combined condensed balance sheet as of September 30, 2019 reflects the Transaction as if the event had occurred and became effective on September 30, 2019.

The unaudited pro forma combined condensed financial statements, including the notes thereto, should be read in conjunction with the historical financial statements for Intellisense and the historical carve out financial statements of ScoutCam. Intellisense’s (i) historical unaudited condensed consolidated financial statements for the nine months ended September 30, 2019, and (ii) historical audited consolidated financial statements for the year ended December 31, 2018 included as Exhibit 99.2 in this Current Report on Form 8-K. ScoutCam’s (i) historical unaudited interim condensed carve-out financial statements for the nine and three months ended September 30, 2019, and (ii) historical audited carve-out financial statements for the year ended December 31, 2018, included as Exhibit 99.1 in this Current Report on Form 8-K.

The unaudited pro forma combined condensed financial statements are presented for informational purposes only and are not necessarily indicative of the results of operations that would have resulted had the Transaction described above been consummated at the dates indicated, nor are they necessarily indicative of the results of operations which may be realized in the future. Furthermore, the unaudited pro forma combined condensed financial statements do not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the integration of the two companies.

Unaudited Pro Forma Combined Condensed Statement of Operations
For the year ended December 31, 2018
(U.S. dollars in thousands)

	ScoutCam	INLL	Pro Forma Adjustments		Pro forma
Revenues	391				391
Cost of Revenues	221				221
Gross profit	170	-			170

Operating Expenses:
Research and development expenses	183				183
Selling and Marketing expenses	270				270
General and Administrative expenses	240	44			284
	693	44			737

Operating loss	(523)	(44)			(567)

Financial expenses, net	*	(6)	4	2(d)	(2)

Loss before taxes on income	(523)	(50)	4		(569)
Taxes on income	(1)				(1)
Net loss	(524)	(50)	4		(570)

Net loss per ordinary share (basic and diluted, USD)		(0.02)			(0.02)

Weighted average ordinary shares (basic and diluted, in thousands)		2,530	(*) 24,310		26,840

* less than 1 thousand

(*) Represents 6,826,623 shares issued to investors as part of the funding as described in note 2(b), 1,352,866 shares issued as part of the conversion of promissory notes to related parties as described in note 2(c) and the exercise of warrants by related parties, employees and service providers and 16,130,952 shares issued to Medigus Ltd. on Closing.

Unaudited Pro Forma Combined Condensed Statement of Operations
For the nine months ended September 30, 2019
(U.S. dollars in thousands)

	ScoutCam	INLL	Pro Forma Adjustments		Pro forma
Revenues	272				272
Cost of Revenues	440				440
Gross loss	(168)	-			(168)

Operating Expenses:
Research and development expenses	216				216
Selling and Marketing expenses	130				130
General and Administrative expenses	541	151			692
	887	151			1,038

Operating loss	(1,055)	(151)			(1,206)

Financial expenses, net	(16)	(11)	11	2(d)	(16)

Loss before taxes on income	(1,071)	(162)	11		(1,222)
Taxes on income	(2)				(2)
Net loss for the year	(1,073)	(162)	11		(1,224)

Net loss per ordinary share (basic and diluted, USD)		(0.06)			(0.05)

Weighted average ordinary shares (basic and diluted, in thousands)		2,575	(*) 24,310		26,885

(*) Represents 6,826,623 shares issued to investors as part of the funding as described in note 2(b), 1,352,866 shares issued as part of the conversion of promissory notes to related parties as described in note 2(c) and the exercise of warrants by related parties, employees and service providers and 16,130,952 shares issued to Medigus Ltd. on Closing.

Unaudited Pro Forma Combined Condensed Balance Sheet
As of September 30, 2019
(U.S. dollars in thousands)

	ScoutCam	INLL	Pro Forma Adjustments		Pro forma
Assets:
Current assets:
Cash and cash equivalents	76	2	2,900	2(b)	2,978
Accounts receivables	63				63
Inventory	709				709
Prepaid expenses	30				30
Other	23				23
Total current assets	901	2	2,900		3,803
Non-current Assets:
Property, plant and equipment, net	28				28
Deferred costs	47				47
Operating lease right-of-use assets	35				35
Severance pay assets	298				298
Total non-current assets	408	-			408
Total assets	1,309	2	2,900		4,211
Liabilities and equity
Current liabilities:
Accounts payables	59				59
Intercompany	54				54
Contract liabilities	272				272
Operating lease liabilities - short term	12				12
Accrued compensation expenses	266				266
Notes payable to related parties		225	(225)	2(c)	-
Accounts payable to related party		48	(15)	2(c)	33
Other accrued expenses	97				97
Total current liabilities	760	273	(240)		793
Non-current liabilities:
Operating lease liabilities - long term	22				22
Liability for severance pay	291				291
Total non-current liabilities	313	-	-		313
Total liabilities	1,073	273	(240)		1,106

Equity (Capital Deficiency):
Common stock		3	24	2(a)(b)	27
Subscription receivable		(* )	*	2(a)	-
Additional paid in capital	1,120	75	2,767	2(a)(b)(c)	3,962
Accumulated deficit	(884)	(349)	349	2(a)	(884)
Total equity	236	(271)	3,140		3,105
Total liabilities and equity	1,309	2	2,900		4,211

* Less than 1 thousand

Notes to Unaudited Pro Forma Consolidated Financial Statements

1. Description of Transaction

On September 16, 2019, Medigus Ltd., incorporated in Israel (“Medigus” or the “Parent company”), entered into a Securities Exchange Agreement (the “Exchange Agreement”), by and among Medigus and Intellisense Solutions Inc. (“Intellisense”), a Nevada corporation, pursuant to which Medigus assigned, transferred and delivered 100% of its holdings in ScoutCam to Intellisense, in exchange for consideration consisting of shares of Intellisense’s common stock representing 60% of the issued and outstanding share capital of Intellisense immediately upon the closing of the Exchange Agreement (the “Closing”). The Exchange Agreement is conditioned on certain obligations by the respective parties, including, inter alia, that Intellisense will have at least $3 million in cash on hand upon Closing, Intellisense will bear the costs and expenses in connection with the execution of the Exchange Agreement, and, relatedly, Intellisense has undertaken to secure at least $3 million in funding prior to the Closing, of which will be based on a pre-money valuation of $10 million of Intellisense on a post-Closing basis. In addition, the Exchange Agreement provides that if ScoutCam achieves $33 million in sales in the aggregate within the first three years immediately subsequent to the Closing, Intellisense will issue to the Medigus additional shares of Intellisense’s common stock representing 10% of Intellisense’s issued and outstanding share capital as reflected on the date of the Closing.

The Closing was completed on December 30, 2019 and has been disclosed as a subsequent event in Note 7 to these carve-out financial statements. Although the transaction resulted in the Company becoming a wholly owned subsidiary of Intellisense, the transaction constitutes a reverse acquisition as the shareholders of the Company own a substantial majority of the outstanding common shares and will be the majority of the members of the Board of Directors of Intellisense. Accordingly, the Company is considered the accounting acquirer.

2. Pro Forma Adjustments

The unaudited pro forma combined condensed financial statements include pro forma adjustments that are (i) directly attributable to the Transaction; and (ii) factually supportable.

The pro forma adjustments, based on preliminary estimates that may change significantly as additional information is obtained, are as follows:

(a)	Represents the elimination of equity balances as if the transaction had occurred on September 30, 2019 in order to reflect the reverse merger accounting. Accordingly, accumulated deficit of Intellisense, which is the accounting acquiree, was eliminated and common stock issued by the legal acquirer as part of the Transaction were reflected as if such issuance occurred on September 30, 2019.

(b)	Represents funding of $2.9 million to be secured by Intellisense prior to closing, net of transaction costs of $400 thousand.

(c)	Elimination of $225 thousand of the principal amount and $15 thousand accrued interest of promissory notes to related parties that were converted into 824,126 shares as part of the Transaction.

(d)	Elimination of $4 thousand and $11 thousand interest related to the promissory notes to related parties, as described in note 2(c), during the year ended December 31, 2018 and the interim period of nine months ended September 30, 2019, respectively.